U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 1 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                Pro-Pointer, Inc.
                                -----------------
             (Exact name of registrant as specified in its charter)

North Dakota                       3949                              45-0457412
------------                       ----                              ----------
(State or other          (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of           Classification Code Number)        Identification No.)
incorporation or
organization)


2300 9th Avenue S.E., Mandan, North Dakota                                 58554
-------------------------------------------                                -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (701) 663-0126
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          6,100,000              $0.10                $610,000             $161.04
================================== =================== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                                Pro-Pointer, Inc.
                           a North Dakota corporation

                        6,100,000 Shares of Common Stock


This prospectus relates to 6,100,000 shares of common stock of Pro-Pointer, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. Our management believes that the selling security holders will offer and sell their shares at $0.10 per share. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.


See "Risk Factors" on pages 4 to 7 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is December 27, 2001.
                             Subject to completion.

                            TABLE OF CONTENTS

Prospectus Summary ............................................................4
Risk Factors...................................................................4
Forward Looking Statements.....................................................8
Use of Proceeds................................................................8
Determination of Offering Price................................................8
Dilution.......................................................................8
Selling Security Holders.......................................................8
Plan of Distribution..........................................................10
Legal Proceedings.............................................................11
Directors, Executive Officers, Promoters and Control Persons..................11
Security Ownership of Certain Beneficial Owners and Management................12
Description of Our Securities.................................................13
Interest of Named Experts and Counsel.........................................13
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities....................................................13
Organization Within Last Five Years...........................................14
Description of Business.......................................................14
Management's Discussion and Analysis of Financial Condition
and Results of Operations.....................................................16
Description of Property.......................................................17
Certain Relationships and Related Transactions................................17
Market for Common Equity and Related Stockholder Matters......................18
Executive Compensation........................................................19
Financial Statements..........................................................20
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure......................................................31
Legal Matters.................................................................31
Experts.......................................................................31
Additional Information........................................................31
Indemnification of Directors and Officers.....................................32
Other Expenses of Issuance and Distribution...................................33
Recent Sales of Unregistered Securities.......................................33
Exhibits......................................................................34
Undertakings..................................................................35
Signatures....................................................................36


Outside Back Cover Page
-----------------------


Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our business:                        We were incorporated in North Dakota on
                                     April 26, 2000. Our principal business
                                     address is 2300 9th Avenue S.E., Mandan,
                                     North Dakota 58554. Our telephone number is
                                     701.663.0126.


                                     We develop, design, and distribute
                                     specialty fishing tackle for the
                                     recreational fishing industry. Our line of fishing equipment includes a range of clip-on products, such as bottom bounders, trolling weights, snap-weights, snap-weight kits and clips used with other rigging techniques. Our clip-on designs attach and detach quickly to fishing line to eliminate the mess and inconvenience caused by tangled fishing lines. Our clip-on products permit anglers to adjust snell length, weights and sizes to account for changes in wind, depth, and speed. In addition to our current line of clip-on fishing tackle, we propose to develop, design and distribute several additional fishing tackle products. Specifically, we intend to design a freestanding bottom bouncer capable of being used in a variety of lakes.

Number of shares being offered:      The selling security holders want to sell
                                     6,100,000 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.
                                     Our management believes the selling
                                     security holders will offer and sell their shares at $0.10 per share.

Number of shares outstanding:        10,600,000 shares of our common stock are
                                     issued and outstanding. We have no other securities issued.


Estimated use of proceeds:           We will not receive any of the proceeds
                                     from the sale of those shares being
                                     offered.


Summary Financial Information:
------------------------------


The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

Statement of Operations            From April 26, 2000         For the Ninth Month Period Ended         For the Period from
                                     (inception) to                  September 30, 2001              April 26, 2000 (inception)
                                   December 31, 2000                                                  to September 30, 2001
-----------------------           --------------------         ---------------------------------     ---------------------------
Revenues                                  $2,941                            $3,360                             $6,301
Net Income (Loss)                        ($7,782)                          ($50,645)                         ($58,427)
Net Income (Loss) Per Share               ($0.00)                           ($0.01)                           ($0.01)


Balance Sheet                        December 31, 2000               September 30, 2001
-------------                        -----------------               ------------------
Total Assets                              $14,652                         $10,507
Total Liabilities                          5,534                          $3,534
Shareholders' Equity (Deficit)            $9,118                         ($1,527)

                                  RISK FACTORS

In addition to the other information in this prospectus, the following summary of risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in April 2000, and have a limited operating history. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.


We have incurred a net loss since inception and expect to incur net losses for the foreseeable future which raises substantial doubt about our ability to continue as a going concern.

Our net loss from inception to September 30, 2001 was $58,427. We have not generated any significant revenues. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses for the foreseeable future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations. If we are not able to generate significant revenues, our ability to continue as a going concern will be jeopardized. In his Auditor's Report, our auditor has included the following language: "The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern." Moreover, Note 6 of the Notes to our Financial Statements explains our auditor's belief that we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs over an extended period of time. According to our auditor, these factors raise substantial doubt about our ability to continue as a going concern. If we are not able to pay our operating expenses, we may have to liquidate the company and its assets. We do believe that our officers and directors will assist in the payment of our operating expenses as long as they maintain their stock ownership in us. However, our officers and directors are under no obligation to pay our expenses. We have not formulated a plan of liquidation in the event our officers and directors do not pay our expenses.


If we do not expand the markets within which we offer our services, our business may fail.

Our only current business activities are providing fishing tackle to fishing enthusiasts in North Dakota. We hope to offer our products to other Midwestern states. However, we must expand the markets in which we offer our products and continue to develop new products. Demand and market acceptance for our products is uncertain and may not increase as necessary for our business to increase or succeed. If we do not expand the markets within which our products are offered and we do not develop additional products which enjoy moderate to good market acceptance, our operating results will suffer.

Our operating results will fluctuate due to changes in lifestyle characteristics of anglers, timing and duration of the fishing season, and trends in the economy.

Our services are directly impacted by the timing and duration of the fishing season as well as changes in lifestyle characteristics of anglers, such as decreased recreational or vacation time. Our sales may fluctuate or decline significantly from time to time in the future as a result of these factors. A decrease in demand for our products as a result of downturns in the recreational fishing industry could significantly reduce our ability to generate revenues. As such, we are not able to anticipate, for more than a few months in advance, the number, size and profitability of product orders in a given period. Seasonal fluctuations in quarterly sales may require us to take temporary measures, including increased personnel, borrowings, and other operational changes, and could result in unfavorable quarterly earnings comparisons. Consequently, the operating results for one quarter are not necessarily indicative of the operating results for future quarters.

We are significantly dependant on third party suppliers for the production of our specialty fishing tackle and an interruption of those services would interrupt our operations.

Any difficulties encountered by the third-party suppliers or manufacturers that result in production delays or in an inability to fulfill orders on a timely basis could significantly hinder our ability to conduct operations. We may experience short-term interruptions in services from our third-party suppliers and may be able to take temporary measures to avoid prolonged disruption to our operations. We do not maintain written contracts for the supply of the clips and wires that are required to manufacture our products. Each supplier typically maintains an inventory level of these materials sufficient to satisfy our operating needs for several days. However, we may not be able to locate an alternative source of such supplies with desirable characteristics on a timely basis in the event that we are unable to obtain the supplies from our primary supplier. We continually seek other suppliers of products with characteristics that will enable us to produce versatile and high quality fishing products. We cannot guaranty, however, that we will be able to locate additional suppliers. If we do locate additional suppliers, we cannot guaranty that we will be able to enter into arrangements on terms that will be acceptable to us.

Product liability claims, even if unfounded, may increase our cost of operation.

Products sold by us may carry inherent risks including the possibility of serious bodily injury. Such products may subject us to product liability claims. >From time to time we may be named as a defendant in lawsuits asserting product liability claims relating to products sold by us. To date, we have not been a party to such a lawsuit and we do not believe that any such lawsuit is now pending. However, we cannot guaranty that we will not be a party to such a lawsuit in the future. We do not maintain product liability, general liability and excess liability insurance coverage. We do not know is such insurance is available at an acceptable cost to us or that such coverage will be sufficient to cover one or more large claims, or that insurers will not successfully disclaim coverage as to any pending or future claim.

The fishing products industry is highly competitive and if we are unable to compete, our operating results will suffer.

The recreational fishing products industry is highly competitive and has low barriers to entry. We cannot guaranty that we will be able to compete in the fishing products industry. The principal competitive factors in attracting consumers are the product quality, ease of use and brand recognition. We compete primarily in the North Plains area. We compete with both small privately funded manufacturers of fishing tackle as well as large diversified manufacturers of outdoor products. Many of these competitors have greater financial resources and can afford to spend more resources on marketing than we can. We cannot guaranty that we will succeed in marketing our products and generating revenues. If we cannot compete in the fishing products industry, we will be unable to generate revenues or expand the markets within which we operate.

Our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. We cannot guaranty that our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If either of our officers or directors does not devote a sufficient amount of their business time to the management of our business, then our business may fail.

We anticipate that we will need to raise additional capital to expand our operations. Our failure to raise additional capital will significantly limit our ability to conduct marketing activities and generate revenues.

To conduct marketing activities and generate revenues, we may be required to raise additional funds. We may not be able to obtain additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to conduct marketing activities. We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or expansion.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders.

The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

Our officers, directors and principal security holders own approximately 47.17% of our outstanding shares of common stock, allowing these shareholders significantly influence matters requiring approval of our shareholders.

Our directors, officers and principal security holders, taken as a group, beneficially own, in the aggregate, approximately 47.17% of our outstanding shares of common stock. Our principal security holders may be able to exert influence on matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require shareholder approval.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. An active public market may not develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the offering price of the shares has been arbitrarily determined; therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the offering price of the shares has been arbitrarily determined. Our management believes the selling security holders will offer and sell the shares at $0.10 per share. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.


We are registering 500,000 shares of common stock owned by our officers and directors. Our officers and directors may sell those shares as soon as possible, which could significantly decrease the price of our common stock and reduce their desire to see us succeed.

Our officers and directors may sell those 500,000 shares immediately after they are registered. In the event that our officers and directors sell those shares, the price of our common stock could decrease significantly. Also, a conflict of interest will occur between their duties to us and their personal interest in selling their shares. We cannot assure you that our officers and directors will not sell those shares as soon as they are registered.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
--------------------------------


Our management believes the selling security holders will offer and sell the shares at $0.10 per share. The price of the offered shares is based on the value of our assets and our management's belief about the value of our business plan. The price is also based on the last selling price of our common stock in the private placement conducted in September 2001.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

     1. the number of shares owned by each selling security holder prior to this offering;
     2. the total number of shares that are to be offered for each selling security holder; and
     3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. Douglas Hermanson and Deborah Hermanson are husband and wife.

----------------------------- ---------------------------------- ---------------------------------- --------------------------------
  Name of Selling Security    Amount of Shares of Common Stock   Amount of Shares of Common Stock       Amount of Shares and the
           Holder             Owned by Selling Security Holder     to be Offered by the Selling     Percentage of Common Stock Owned
                                     Before the Offering                  Security Holder           by Selling Security Holder After
                                                                                                        the Offering is Complete
----------------------------- ---------------------------------- ---------------------------------- --------------------------------

Douglas H. Hermanson,
president, principal
executive, financial and
accounting 0fficer,,
treasurer and a Director                 2,000,000                           200,000                  1,800,000 shares and 16.98%

------------------------------------------------------------------------------------------------------------------------------------
Deborah A. Hermanson, vice
president, secretary and a
director                                 2,000,000                           200,000                  1,800,000 shares and 16.98%
------------------------------------------------------------------------------------------------------------------------------------
Mark Settlerlund, director               1,000,000                           100,000                   900,000 shares and 8.49%
------------------------------------------------------------------------------------------------------------------------------------
Kurt Schirado                             400,000                            400,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Clay Koenig                               400,000                            400,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Keith Miller                              400,000                            400,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Mark Bahmiller                            400,000                            400,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Daniel Baker                              100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Basillius Blotsky                         100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Bruce Brucker                             100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Franklin Buchholz                         100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Charlene Butler                           100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Mark Grove                                100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Kevin Hahne                               100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Wayne Hoff                                100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Gary Jablonski                            200,000                            200,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Jolene Kline                              200,000                            200,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Josh Knoll                                50,000                             50,000                                0
------------------------------------------------------------------------------------------------------------------------------------





                                       9





Melvin Lippert                            100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Trevor Madler                             100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Michael Martin                            100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Deborah McCrory                           100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Guy Myers                                 200,000                            200,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Kristy Noot                               50,000                             50,000                                0
------------------------------------------------------------------------------------------------------------------------------------
Robert Olsen                              200,000                            200,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Ruby Paul                                 150,000                            150,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Angelo Randazzo                           100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Cynthia Renner                            150,000                            150,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Randal Roller                             100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Dan Saunders                              200,000                            200,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Don Saunders                              200,000                            200,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Wayne Schaf                               200,000                            200,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Ardis Schmautz                            100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Dean Schmidkunz                           100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Richard Setterlund                        100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Chad Vogel                                200,000                            200,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Marcus Vogel                              100,000                            100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Craig Wilhelm                             200,000                            200,000                               0
------------------------------------------------------------------------------------------------------------------------------------



Plan of Distribution
--------------------


Our management believes the selling security holders will offer and sell the shares at $0.10 per share. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering.


The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o     privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may not sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could disrupt our operations, reduce profits and hinder future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

================== ====== =====================================================
Name                Age   Position
------------------ ------ -----------------------------------------------------
Douglas Hermanson    40   president,  principal  executive,  financial and
                          accounting officer, treasurer and a director
------------------ ------ -----------------------------------------------------
Deborah Hermanson    38   vice president, secretary and a director
------------------ ------ -----------------------------------------------------
Mark Setterlund      43   Director
================== ====== =====================================================

Douglas H. Hermanson. Mr. Hermanson has been our president, principal executive, financial and accounting officer, treasurer and director since our inception. Since 1999, he has been responsible for our day-to-day operations. Mr. Hermanson also handles all our new product design, marketing, distribution, advertising, and all public relations. Mr. Hermanson has been employed with BP Amoco Oil Refinery in Mandan, North Dakota for 18 years. As an operations supervisor, Mr. Hermanson is involved in overseeing the day-to-day flow of oil in and out of the refinery. The oil products consist of crude oil and saleable oil products. Mr. Hermanson, a lifetime fishing enthusiast, is a member of the Professional Walleye Trail, with numerous sponsors, as well as a member of The National Angler Association. Mr. Hermanson is also an officer and director of Fishing Buddy, Inc., a Nevada corporation and online source for fishing enthusiasts in North Dakota.

Deborah Hermanson. Ms. Hermanson has been our vice president, secretary and one of our directors since our inception. Ms. Hermanson co-founded Pro-Pointer, a sole proprietorship, with her husband Douglas Hermanson in 1999. During the five-year period prior to the establishment of Pro-Pointer, Ms. Hermanson was not employed. Ms. Hermanson is currently responsible for all of our administrative functions, including management of our accounts payable, receivable and related payroll. Ms. Hermanson is not an officer or director of any reporting company.


Mark Setterlund. Mr. Setterlund has been one of our directors since our inception. Mr. Setterlund has been employed at the BP Amoco Refinery for 20 years and has been working as an optimization supervisor for the past 11 years. His primary job duties include coaching, developing, and coordinating the optimization shift team. His team is primarily responsible for the safe, reliable and environmentally sound operation of the process units at the refinery. Mr. Setterlund is also responsible for assuring that the units achieve their target volumes and meet all quality specifications. Mr. Setterlund oversees the day-to-day activities of the four process units at the refinery. Mr. Setterlund is also the President of Northwoods Development Corporation, a company which is developing tourist rental properties in Northern Minnesota. Mr. Setterlund is not an officer or a director of any reporting company.

Douglas Hermanson is the spouse of Deborah Hermanson. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 12, 2001 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

======================= ====================================== ====================================== ========================
Title of Class          Name of Beneficial Owner                   Amount of Beneficial Owner            Percent of Class
----------------------- -------------------------------------- -------------------------------------- ------------------------

Common Stock            Douglas Hermanson, president,                    2,000,000 shares                     18.87%
                        principal executive, financial and
                        accounting officer, treasurer,
                        director

----------------------- -------------------------------------- -------------------------------------- ------------------------
Common Stock            Deborah Hermanson, vice-president,               2,000,000 shares                     18.87%
                        secretary, director
----------------------- -------------------------------------- -------------------------------------- ------------------------
Common Stock            Mark Setterlund, director                        1,000,000 shares                     9.43%
----------------------- -------------------------------------- -------------------------------------- ------------------------
Common Stock            All officers and directors
                        as a group                                       5,000,000 shares                     47.17%
======================= ====================================== ====================================== ========================

Douglas Hermanson is the spouse of Deborah Hermanson. Douglas and Deborah Hermanson collectively own 4,000,000 shares of our common stock, which represents approximately 37.74% of our total issued and outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description Of Our Securities
-----------------------------

Description of Capital Stock. Our authorized capital stock originally consisted of 50,000 shares of $1.00 par value common stock. On July 18, 2001, we filed with the Secretary of State of North Dakota an amendment to our Articles of Incorporation to authorize 100,000,000 shares of $.001 par value common stock. As of November 12, 2001, 10,600,000 shares of common stock are issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article V of our Bylaws contains the following language:

"The corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation's request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise."

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. In April 2000, we issued 10,000 shares of our common stock to Doug Hermanson in exchange for services and inventory of Pro-Pointer, the sole proprietorship.

Description of Business
-----------------------

Our Background. Douglas Hermanson established "Pro-Pointer" as a sole proprietorship in August 1999. We began manufacturing our line of fishing equipment in February 2000. We incorporated in North Dakota on April 26, 2000, as "Pro-Pointer, Inc."


Our Business. We develop, design, and distribute specialty fishing tackle for the recreational fishing industry. We currently operate in North Dakota. North Dakota has hundreds of places to fish for walleye, northern pike, bass, perch, trout, and bluegill. North Dakota is recognized nationally for its fishing. For example, Lake Sakakawea is nationally recognized for its Chinook salmon and walleye fishing. Devils Lake's large-sized yellow perch draw anglers from spring through the winter ice-fishing season and the Red River is famous for its trophy-sized catfish. As a result, anglers travel from all across the country to catch Lake Sakakawea Chinook salmon, Red River catfish, Devils Lake perch, and paddlefish from the confluence of the Missouri and Yellowstone rivers. Consequently, we believe North Dakota to be an excellent market for our clip-on fishing tackle. Sales of our clip-on bottom bouncer alone typically account for approximately 75% of our gross revenues. We currently distribute our products through several third party retailers in North Dakota, such as True Value Hardware, Dakota Tackle, Pony Express Conoco, Scheels, Gun & Reel and C&M Bait Shop.

Our Products. We are currently selling our line of fishing equipment which includes a range of clip-on products, such as bottom bounders, trolling weights, snap-weights, snap-weight kits and clips used with other rigging techniques. Our clip-on designs attach and detach to the fishing line to eliminate the mess and inconvenience caused by tangled fishing lines. Our clip-on products permit anglers to adjust snell length, weights and sizes quickly to account for changes in wind, depth, and speed. From our inception on April 26, 2000 to September 30, 2001 we earned $6,301 in revenues from the sale of our fishing equipment.

In addition to our current line of clip-on fishing tackle, we propose to develop, design and distribute other fishing tackle products. Specifically, we intend to develop a free-standing bottom bouncer which is capable of being used in a variety of lakes. We currently own the rights to and have manufactured a clip-on bottom bouncer system for fishermen. During the second and third quarter of 2001, we focused our efforts on developing new product lines. Our goal is to develop and diversify our product line. Our first product line includes full-color fishing contour maps which we currently sell in North Dakota. Contour maps are maps showing the aspects of lake, including the bottom of the lake and the different depths. Fishermen typically refer to contour maps in order to determine the best location to catch different types of fish. Different species of fish live in different conditions and the contour and depth of the lake is important depending on the type of fish. One of our most popular maps is of Lake Sakakawea, on of the Midwest's largest and best known multi-species fishing and recreational lakes. We also include targeting advertising on our maps. We are able to perform all the printing, packaging and distribution in-house. We are also currently working on developing other products but those are merely in the discussion phase.

Our bottom bouncers, clip-on clips, and clip-on weights are manufactured, on a contract basis, by Pride, Inc., located in Bismarck, North Dakota. Our trolling weights and sinkers are manufactured by Ray's Custom Tackle in Mandan, North Dakota. As discussed above, we produce all contour maps in-house.

Distribution of Our Products. Our products are distributed primarily through eight retail locations. Our products are sold at the following North Dakota locations: Andrus Resort, C&M Bait Shop, Dakota Square Scheels, Dakota Tackle, Fargo Scheels, Grand Forks Scheels, Gun & Reel, Kirkwood Scheels, Lander's Northside Bait & Tackle Inc., Marv's Hardware, Pick City Conoco Bait & Tackle, Pony Express Conoco, Six Mile Corner, Stamart, True Value and UNICOM. Our products are also sold at the following South Dakota locations: 41st Scheels, DakotaMart, Rapid City Scheels and TC's Minimart. We also sell products through Appleton Scheels in Wisconsin, Cabin Fever Tackle in Pennsylvania, College Square Scheels and Scheels in Iowa, Lincoln Scheels in New England, P&H Bait and River Hills Scheels in Minnesota, Rimrock Scheels in Montana, and Valley Country Tackle in Colorado. We also promote our products at sports shows and conventions in an effort to increase our distribution channels. We hope to increase the distribution by establishing relationships with Internet distributors of fishing gear. We have begun preliminary discussions with an Internet website which markets and distributes outdoor products. Our discussions are merely preliminary and no specific relationship has been established.

Raw Materials for Our Products. We currently rely on third-party suppliers to provide the necessary raw materials needed to manufacture our products. The following companies provide us with raw materials: Dakota Tackle, Inc.; Elkhorn Packaging; Hedahls; Image Printing; Insultab; Integra; Jann's Netcraft (packaging); KSC Supplying; Lamination Station, Inc. (to laminate mapbooks); MIS Associates, Inc. (ink for mapbooks); Plano Molding Company (boxes for weight kits); Porter Brothers (lead for weights); Prosperity Tool (clips for bottom bouncers); Pure Country (promotional clothing); Rapid Packaging; Ray's Custom Tackle; Ryan Herco; Viking Office Products (binders for maps); and Voight Recycle (lead for weights).

Advertising and Marketing. We intend to actively market our fishing equipment to anglers within the North Plains and North Central regions of the United States. We have engaged in several sponsorship arrangements with professional anglers. Our arrangements with professional anglers are not reduced to writing. The anglers typically verbally agree to attach our logos to their clothing, vehicles and boats. We typically provide the anglers with our products in exchange for their agreement to display our logo. We do not have written agreements with any such anglers. We are currently conducting marketing activities in Minnesota, Montana, Colorado, South Dakota, North Dakota, Wisconsin, and Nebraska. We hope to someday be the premier provider of fishing tackle in North Dakota. Since inception, we have relied heavily on word-of-mouth marketing to advertise the quality and value of our products. Specifically, we have requested that our customers "tell a friend" about our products. We have also encouraged our officers and directors to notify their friends, family members and business associates who enjoy fishing about our products. While this form of advertising has been moderately effective, we hope to undergo a more aggressive advertising strategy to facilitate our planned expansion.

Business Strategy. Our business strategy is to build upon our reputation as a marketer of quality specialty fishing tackle. We believe our concentration in selected markets is a key factor that enables us to achieve powers and economies of scale and differentiates us from most of our competitors. We seek to distinguish ourselves from other providers of fishing tackle and to respond rapidly to changing market conditions through a business strategy focused on the following:

     o     superior design and quality;
     o     superior financing and payment options;
     o     product breadth;
     o     high level of service;
     o     developing exciting products;
     o     introducing new products;
     o     developing human resources;
     o     increasing operating efficiency;
     o     additional implementation of those business strategies; and
     o     expansion in new and existing markets.

Growth Strategy. Focusing on the North Plains region of the United States, we intend to strengthen our market position in North Dakota. We propose to engage in a company-wide expansion over the next several years. Our ability to generate internal growth will be affected by, among other factors, our success in:

     o enhancing our operational, financial, management, and internal control systems;
     o     expanding our facilities and equipment;
     o     purchasing and receipt of products on a timely basis;
     o     successfully hiring, training, and motivating additional employees;
     o expanding the range of products we offer to customers while addressing their evolving needs;
     o     attracting new customers;
     o     expanding the areas within which we offer our products; and
     o     reducing operating and overhead expenses.

Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal growth could significantly hinder our ability to conduct operations and generate revenues.


In the future, we hope to pursue an expansion into the other states located in the North Plains and North Central region of the United States. We hope to enter these markets through mass retailers, such as Wal-Mart and K-mart, as well as independent third party retailers. In order to coordinate our growth activities, we intend to hire a business growth and development manager experienced in business operations, human resource management, accounting and marketing. Furthermore, we propose to hire several marketing representatives to facilitate our expansion into new markets.

By expanding our territory we believe we will be able to obtain a greater percentage of market-share and stabilize our revenue stream, which is heavily influenced by the state mandated fishing seasons. For example, in North Dakota, although fishing season begins April 1st of each year, not all species of fish and waters are open to fishing at the same time.


Competition. The recreational fishing products industry is highly competitive and has low barriers to entry. The principal competitive factors in attracting consumers are the product quality, ease of use and brand recognition. We compete primary in the North Plains area. We compete with both small privately funded distributors of fishing tackle as well as large diversified distributors of outdoor products, such as Coleman, ABU, Drennan and Daiwa. Many of these competitors have greater financial resources and can afford to spend more resources than we can to market their products. We cannot guaranty that we will succeed in marketing our products and generating revenues.

Governmental Regulation. Our business may be subject to government, state or local regulation. We are primarily subject to those regulations affecting businesses generally and we believe we are in substantial compliance with those regulations. The United States Fish and Wildlife Service, however, works in partnership with many states, organizations and individuals on environmental matters. Fish and wildlife conservation requires coordinated efforts by the states and the territories, as well as private landowners, tribes, and other countries besides the Unites States.

These environmental protection measures typically regulate open fishing areas, season dates, size and quantity restrictions and manner of taking fish. Licenses and permits are typically purchased at local sporting goods, hardware, gas stations, and convenience stores. However, licenses and permits may also be acquired through the state regulatory agency. For example, the North Dakota Game and Fish Department sells licenses and takes applications through the mails or to those who apply in person.

Our Intellectual Property. We do not currently own any patents, trademarks or trade secrets. We will seek to protect any proprietary technology, we intend to protect such information through a combination of trade secret, trademark, copyright and patent laws. In July 2001, we filed an application for a United States patent for our bottom bouncer system. Accordingly, our patent grant is pending with the United States Patent and Trademark Office. We anticipate that we will apply for patent protection for our clip-on line of products and subsequent products such as our contemplated free-floating bottom bouncer.

Even if they are granted, patents or trademarks may be successfully challenged by others or invalidated. In addition, any patents that may already be owned or which may be granted to us in the future may not provide us a significant competitive advantage. If our trademark registrations are not granted because third parties own these trademarks, our use of these trademarks would be restricted unless we enter into arrangements with the third-party owners, which might not be possible on commercially reasonable terms or at all. If we fail to protect or enforce our intellectual property rights successfully, our competitive position could suffer.

We may be required to spend significant resources to protect, monitor and police our intellectual property rights. We may not be able to detect infringement and may lose competitive position in the market before we do so. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share.

We currently own the domain name "www.pro-pointer.com." The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names. Under current domain name registration practices, no one else can obtain a domain name which is identical to our proposed domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation.


Employees. As of November 12, 2001, we had a total of two employees. Both of our employees are full time employees. Because we currently contract out most of the manufacturing of our products, we believe our two employees are capable of managing our current operations. However, if we are able to expand our operations and increase the sale of our products, we will likely need to hire additional staff. We believe that our relations with our employees are good. We are not a party to any collective bargaining agreements. We anticipate that we will enter into employment agreements with Douglas and Deborah Hermanson.


Facilities. Our headquarters are located at 2300 9th Avenue S.E., Mandan, North Dakota 58554. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

Our Plan of Operation for the Next Twelve Months. From April 26, 2000 to September 30, 2001, we generated a modest $6,301 in revenue from our operations. We had cash resources of $2,236 as of September 30, 2001. However, our net loss our inception on April 26, 2000 to September 30 was $58,427. Our monthly burn rate is approximately $925 a month. To effectuate our business plan during the next twelve months, we must continue to market our products and develop our brand image. We intend to continue to develop our products and expand our service area.

In the opinion of management, taking into account our current revenue rate, available funds will satisfy our working capital requirements through March 2002. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to expand our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be significantly hindered. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues. However, our officers and directors are under no obligation to contribute funds to pay our expenses. We do believe that our officers and directors will contribute funds to pay our expenses as long as they maintain their stock ownership in us.


We are not currently conducting any research and development activities. However, we hope to develop additional fishing products in the near future. We do not anticipate that we will purchase or sale of any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:


================================ ============================================
         Property                           September 30, 2001
-------------------------------- --------------------------------------------
Cash                                               $2,236
-------------------------------- --------------------------------------------
Inventory                                          $7,692
================================ ============================================

Our Facilities. Our headquarters are located at 2300 9th Avenue S.E., Mandan, North Dakota 58554. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Certain Relationships and Related Transactions
----------------------------------------------


Douglas Hermanson, our president, principal executive, financial and accounting officer, treasurer and one of our directors, currently provides office space to us at no charge. Mr. Hermanson was also issued 10,000 shares of our common stock in exchange for services and inventory of Pro-Pointer, a sole proprietorship. Mr. Hermanson has advanced us funds totaling $3,534 as of September 30, 2001. We have not determined or agreed upon any specific terms of repayment.


With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o     disclose such transactions in prospectus' where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o     obtain uninterested directors consent; and
     o     obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
---------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When this registration statement becomes effective, if it becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

In July 2001, the company effectuated a 200 for 1 forward stock split which increased our total issued and outstanding stock from 33,000 to 6,600,000 shares of common stock.

There are 106,000 shares of common stock that can be sold pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is thirty-eight.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o     a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o     the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================== ======== =============== ============= ===================== =======================
Name and Principal Position                     Year     Annual Salary    Bonus ($)        Other Annual      All Other Compensation
                                                             ($)                        Compensation ($)
---------------------------------------------- -------- --------------- ------------- --------------------- -----------------------

Douglas Hermanson - president, principal
executive, financial and accounting officer,   2001         $6,000          None              None                   None
and treasurer

---------------------------------------------- -------- --------------- ------------- --------------------- -----------------------
Deborah Hermanson - vice president and
secretary                                      2001         $6,000          None              None                   None
============================================== ======== =============== ============= ===================== =======================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Employment Contracts. We anticipate that we will enter into an employment agreement with Douglas Hermanson.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our board of directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our board of directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
--------------------



CLYDE BAILEY P.C.
-------------------------------------------------------------------------------
                                                  Certified Public Accountant
                                                     10924 Vance Jackson #404
                                                     San Antonio, Texas 78230
                                                         (210) 699-1287(ofc.)
                                         (888) 699-1287  (210) 691-2911 (fax)
                                                                      Member:
                                                  American Institute of CPA's
                                                       Texas Society of CPA's
Board of Directors
Pro-Pointer, Inc.
                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying balance sheet of Pro-Pointer Inc. (Company) as of December 31, 2000 and September 30, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from April 26, 2000 (date of inception) to December 31, 2000, for the nine months ended September 30, 2001 and from April 26, 2000 (date of inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and September 30, 2001 and the results of its operations and its cash flows for the period from April 26, 2000 (date of inception) to December 31, 2000, for the nine months ended September 30, 2001, and from April 26, 2000 (date of inception) to September 30, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern. This is further explained in the notes to financial statements.

                                                           Clyde Bailey P.C.
San Antonio, Texas
October 25, 2001

                                Pro-Pointer, Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet

                                A S S E T S
                                -----------
                                                                  December 31         September 30
 Current Assets                                                      2000                 2001
 --------------                                               ------------------   ------------------
     Cash                                                     $           2,677    $           2,236
     Accounts Receivable                                                  3,898                  579
     Inventory                                                            8,077               12,292
                                                              ------------------   ------------------

            Total Current Assets                                         14,652               15,107
                                                              ------------------   ------------------

            Total Assets                                      $          14,652    $          15,107
                                                              ==================   ==================

                           L I A B I L I T I E S
                           ---------------------

 Current Liabilities
 -------------------
     Accrued Wages                                                        4,000                8,500
     Advances from Officer                                                1,534                3,534
                                                              ------------------   ------------------
            Total Current Liabilities                                     5,534               12,034
                                                              ------------------   ------------------
            Total Liabilities                                             5,534               12,034

     Commitments and Contingencies                                                                 -

                   S T O C K H O L D E R S ' E Q U I T Y
                   -------------------------------------


 Common Stock                                                             2,000               10,600

    100,000,000 authorized shares,par value $.001
    2,000,000 and 10,600,000 sahres issued and outstanding

 Additional Paid-in-Capital                                              14,900               50,900
 Accumulated Deficit during the Development Period                       (7,782)             (58,427)
                                                              ------------------   ------------------
            Total Stockholders' Equity (Deficit)                          9,118                3,073
                                                              ------------------   ------------------
            Total Liabilities and Stockholders' Equity        $          14,652    $          15,107
                                                              ==================   ==================





                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Pro-Pointer, Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations

                                                 From 4/26/00         For the Nine          From 4/26/00
                                               date of inception)     Months Ended      (date of inception)-
                                                to December 31        September 30        to September 30
                                               ---------------------------------------------------------------
                                                     2000                 2001                  2001
                                               ---------------------------------------------------------------
Revenues:
---------
      Revenues                                              2,941   $            3,360   $              6,301
                                               ---------------------------------------------------------------
           Total Revenues                                       -                    -                      -

Cost of Revenues:
-----------------
      Cost of Revenues                                      1,471                  737                  2,208
                                               ---------------------------------------------------------------

      Gross Profit                                          1,470                2,623                  4,093

Expenses:
---------
      Professional Fees                                         -                8,510                  8,510
      Consulting                                                -                4,600                  2,600
      Officers' Salary                                      4,000                4,500                  8,500
      Organization Expenses                                 4,750               19,310                 29,210
      Operating Expenses                                    1,973               17,085                 15,908
                                               ---------------------------------------------------------------
           Total Expenses                                  10,723               54,005                 64,728

           Net Loss from Operations            $           (7,782)  $          (50,645)  $            (58,427)


Provision for Income Taxes:
---------------------------
      Income Tax Benefit                                        -                    -                      -
                                               ---------------------------------------------------------------
           Net Loss                                        (7,782)  $          (50,645)  $            (58,427)
                                               ===============================================================


Basic and Diluted Earnings Per Common Share                 (0.01)               (0.01)                 (0.01)
                                               ---------------------------------------------------------------

Weighted Average number of Common Shares                1,454,545            5,880,000              4,400,000
                                               ===============================================================
      used in per share calculations




                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Pro-Pointer, Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                            As of September 30, 2001




                                                     $0.001          Paid-In        Accumulated    Stockholders'
                                    Shares          Par Value        Capital          Deficit         Equity
                                 --------------   --------------  --------------   --------------  --------------
   Balance, April 26, 2000                   -    $           -   $           -    $           -   $           -
     4/28/00
   Stock Issuance for Assets         2,000,000  -         2,000          14,900                -          16,900

    Net (Loss)                                                                            (7,782)         (7,782)
                                 --------------   --------------  --------------   --------------  --------------

   Balance, December 31, 2000        2,000,000            2,000          14,900           (7,782)          9,118

      2/2/01
    Stock Issued for Services        4,600,000            4,600                                            4,600
      9/7/01
     Stock Issued for Cash           4,000,000            4,000          36,000                           40,000

    Net (Loss)                                                                           (50,645)        (50,645)
                                 --------------   --------------  --------------   --------------  --------------

   Balance, September 30, 2001      10,600,000           10,600          50,900          (58,427)          3,073
                                 ==============   ==============  ==============   ==============  ==============

   Retroactively Restated




                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Pro-Pointer, Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows

                                                               From 4/26/00             For the Nine            From 4/26/00
                                                            (date of inception)         Months Ended        (date of inception)
                                                              to December 31            September 30          to September 30
                                                          -----------------------------------------------------------------------
                                                                   2000                     2001                    2001
                                                          ------------------------------------------------------------------------
    Cash Flows from Operating Activities:
    -------------------------------------
         Net Income (Loss)                                $               (7,782)   $            (50,645)    $            (58,427)

         Changes in operating assets and liabilities:
            Accounts Receivable                                           (3,898)                  3,319                     (579)
            Stock Issued for Reimbursement of                              7,680                       -                    7,680
                 Organization Expenses
            Stock Issued for Services                                                              4,600                    4,600
            Inventory                                                      1,143                  (4,215)                  (3,072)
            Accrued Wages                                                  4,000                   4,500                    8,500
                                                          ------------------------------------------------------------------------
    Net Cash Used in Operating Activities                 $                1,143   $             (42,441)    $            (41,298)

    Cash Flows from Investing Activities:
    -------------------------------------
         Capital Expenditures                                                  -                        -                       -
                                                          ------------------------------------------------------------------------
    Net Cash Used in Investing Activities                 $                    -   $                    -    $                  -
                                                          ------------------------------------------------------------------------

    Cash Flows from Financing Activities:
    -------------------------------------
         Advances from Officers                                            1,534                    2,000                   3,534
         Common Stock                                                          -                   40,000                  40,000
                                                          ------------------------------------------------------------------------
    Net Cash Provided for Financing Activities            $                1,534   $               42,000    $             43,534
                                                          ------------------------------------------------------------------------

    Net Increase (Decrease) in Cash                       $                2,677   $                 (441)   $              2,236

    Cash Balance,  Begin Period                                                -                    2,677                       -
                                                          ------------------------------------------------------------------------
    Cash Balance,  End Period                             $                2,677   $                2,236    $              2,236
                                                          ========================================================================

                                                                                                             $                  -
    Supplemental Disclosures:
         Cash Paid for interest                           $                    -   $                    -    $                  -
         Cash Paid for income taxes                       $                    -   $                    -    $                  -
         Stock Issued for Assets                                       6,600,000                        -               6,600,000
            (Adjusted for forward split)
         Stock Issued for Services                                             0                4,600,000               4,600,000




                The accompanying notes are integral part of the
                       consolidated financial statements.

                                Pro-Pointer Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------
Pro-Pointer Inc. ("the Company") was incorporated under the laws of the State of North Dakota on April 26, 2000 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of North Dakota. The company has a total of 100,000,000 authorized shares with a par value of $.001 per share and with 10,600,000 shares issued and outstanding as of September 30, 2001. The Company filed an amendment to the articles of incorporation on July 18, 2001 to bring the total authorized shares to 100,000,000 and to change the par value to $.001. The fiscal year end is December 31.

Development Stage Enterprise
----------------------------
The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
------------------
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION PLANS
The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted

                                Pro-Pointer Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached.

Inventory
---------
Inventory is valued at cost.

Accounting Method
-----------------
The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------
Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                                Pro-Pointer Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------
Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------
In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
-----------------------
A total of 10,000 shares of common stock were issued at the organization of the Company. The stock was issued for a total of $16,900 in inventory and reimbursement of professional fees associated with a patent application. The assets were valued at historical cost. The shares are shown as 2,000,000 common shares in the financial statements to reflect the 200/1 forward split in July 2001.

On February 2, 2001, the Company issued 23,000 shares of its common stock for founder services associated with the organization of the Company. The shares were valued at par value because the Company had limited operations and the Company's stock was not traded. The shares are shown as 4,600,000 common shares in the financial statements to reflect the 200/1 forward split in July 2001.

                                Pro-Pointer Inc.
                          Notes to Financial Statements

Note 2  -  Common Stock (con't)
-------------------------------

In July of 2001, the Company approved a forward split of 200 for every 1 share of stock outstanding. This brought the total outstanding shares to 6,600,000.

In September of 2001, a Rule 506 offering was completed whereby 4,000,000 shares of common stock were issued at $.01 per share for a total of $40,000. The funds are to be used for expenses and working capital. This offering brings the total outstanding common shares to 10,600,000.

Note 3  -  Related Parties
--------------------------

The Company has significant related party transactions and/or relationships with the principle officer and shareholder, Doug Hermanson in the form of the initial stock issuance for inventory and reimbursement of expenses. Mr. Hermanson has also advanced the Company funds for operations. The balance as of September 30, 2001 is $3,534.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services valued at $500 per month which has been accrued. without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Organization Expenses
------------------------------

The Company has incurred legal, accounting and other formation costs. During the period ended September 30, 2001, these costs were charged to operations in accordance with the American Institute of Certified Public Accountants' Statement of Position 98-5. During the period ended September 30, 2001, the Company also incurred $7,525 in expenses related to an application for a patent on the Company's product. At September 30, 2001, these costs were included in professional fees.

Note 5 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

                                Pro-Pointer Inc.
                          Notes to Financial Statements


Note 6  -  Going Concern
------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern that raise substantial doubt about the Company's ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free

Note 7  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------

In August 2001, our Board of Directors appointed Clyde Bailey P.C., Certified Public Accountant, to audit our financial statements for the period from April 26, 2000, our date of formation, through September 30, 2001. Prior to our appointment of Clyde Bailey P.C., Certified Public Accountant as our auditor, our financial statements had not been audited.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.


                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from April 26, 2000, our date of formation, through September 30, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Clyde Bailey P.C., Certified Public Accountant, and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C., Certified Public Accountant, as an expert in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article V of our Bylaws contains the following language:

"The corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation's request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise."

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

========================================= ==================== ================
Registration Fees                         Approximately                $161.04
----------------------------------------- -------------------- ----------------
Transfer Agent Fees                       Approximately                $650.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving           Approximately                $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                Approximately             $10,000.00
----------------------------------------- -------------------- ----------------
Accounting Fees                           Approximately              $3,500.00
========================================= ==================== ================

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In September 2001, we sold 4,000,000 shares of our common stock to investors for $0.01 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The net proceeds to us were $40,000.

In February 2001, we issued 23,000 shares of our common stock to Deborah Hermanson, Mark Setterlund, Kurt Schirado, Clay Koenig, Keith Miller and Mark Bahmiller in exchange for services, valued at $23,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. There were no commissions paid on the issuance of these shares.

In April 2000, we issued 10,000 shares of our common stock to Doug Hermanson in exchange for services and inventory of Pro-Pointer, the sole proprietorship. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. There were no commissions paid on the issuance of these shares.




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



Exhibits
--------
         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------
1.            Underwriting Agreement (not applicable)

3.1           Articles of Incorporation*

3.2           Amendment to Articles of Incorporation*

3.3           Bylaws*

5.            Opinion Re: Legality*

8.            Opinion Re: Tax Matters (not applicable)

11.           Statement Re: Computation of Per Share Earnings**

15.           Letter on unaudited interim financial information (not applicable)

23.1          Consent of Auditors

23.2          Consent of Counsel*

24. Power of Attorney is included on the Signature Page of the Registration Statement


* Attached to the original Form SB-2 filed with the Securities and Exchange Commission
**       Included in the Financial Statements





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




Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Mandan, North Dakota, on December 27, 2001.

                        Pro-Pointer, Inc.,
                        a North Dakota corporation


                        By:      /s/ Douglas Hermanson
                                 -------------------------------------------
                                 Douglas Hermanson

                        Its: President, Principal Executive, Financial and Accounting Officer, Treasurer and a director


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Douglas Hermanson                                December 27, 2001
--------------------------------------------
Douglas Hermanson

President, Principal Executive,
Financial and Accounting Officer,Treasurer and a director




/s/ Deborah Hermanson                                December 27, 2001
--------------------------------------------
Deborah Hermanson
Vice-President, Secretary
and a director


/s/ Mark Setterlund                                  December 27, 2001
--------------------------------------------
Mark Setterlund
Director



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